Exhibit 10.2

AMENDMENT TO Consulting AGREEMENT

This is an Amendment (“Amendment”) to the Consulting Agreement with an Effective Date of July 1, 2016 between William Montalto and Tuesday Morning, Inc. (the “Agreement”).

The parties agree as follows:

1. Section II A. Compensation is hereby amended and restated to read as follows:

A.Compensation.  Subject to Section V.A. Period, as full compensation for the Consulting Services rendered pursuant to this Agreement, the Company shall pay Consultant the following fee (the “Consulting Fee”):  $15,000.00 per month for Consulting Services rendered in July, August, and September and $7,500.00 per month for Consulting Services rendered in October, November, and December.  The Consulting Fee shall be paid on each of the following dates:  July 30, August 30, September 30, October 30, November 30, and December 30.

2.This Amendment is effective as of October 1, 2016.

3.Except as specifically changed by this Amendment, the Agreement in all other respects continues in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the dates set forth below.

William Montalto	Tuesday Morning, Inc.
By: /s/ William Montalto	By: /s/ Stacie Shirley
Date: 10/5/16	Name: Stacie Shirley Title: EVP/CFO & Treasurer
Date: 10/5/16